UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2006

NetLogic Microsystems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50838	77-0455244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 Charleston Road, Mountain View, CA 94043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 961-6676

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 24, 2006, NetLogic Microsystems, Inc. (“NetLogic”) appointed Shigeyuki Hamamatsu as its interim chief financial officer in addition to his duties as NetLogic’s corporate controller. Mr. Hamamatsu will serve in this interim capacity while Donald Witmer, NetLogic’s chief financial officer and vice president, is on medical leave. Mr. Hamamatsu’s interim appointment will end upon Mr. Witmer’s return to NetLogic.

Mr. Hamamatsu, 33, has served as NetLogic’s corporate controller since August 2004. From April 2004 to August 2004, Mr. Hamamatsu was employed by Magma Design Automation, a provider of EDA software, as a senior manager of external reporting. From September 1994 to March 2004, Mr. Hamamatsu was employed by PricewaterhouseCoopers LLP, most recently as a senior audit manager. Mr. Hamamatsu received a B.A. from the University of Washington, and is a certified public accountant.

In connection with the interim appointment of Mr. Hamamatsu, NetLogic will grant Mr. Hamamatsu an option to purchase up to 10,000 shares of NetLogic’s common stock in recognition of his additional duties and responsibilities. Mr. Hamamatsu will remain eligible to participate in NetLogic’s incentive bonus plan at an amount to be determined at a later date by the compensation committee of the board of directors of NetLogic.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetLogic Microsystems, Inc.

Date: October 27, 2006	By:	/s/ Ronald S. Jankov
Ronald S. Jankov
President and Chief Executive Officer